UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2014

Marin Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35838	20-4647180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 25th Floor San Francisco, California 94105		94105
(Address of principal executive offices)		(Zip Code)

(415) 399-2580

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 7, 2014, Marin Software Incorporated (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2014. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto (the “2.02 Information”) are being furnished pursuant to Item 2.02 of Form 8-K and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will the 2.02 Information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The information set forth below under Item 5.02(c) is hereby incorporated by referenced into this Item 5.02(b).

(c)

On May 4, 2014, upon recommendation from the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of the Company, the Board appointed David A. Yovanno, 43, as the Company’s Chief Executive Officer, effective as of May 7, 2014. On May 4, 2014, the Board also elected Mr. Yovanno to the Board as a Class II Director, effective as of May 7, 2014. Mr. Yovanno will serve until the Company’s 2015 Annual Meeting of Stockholders or until his successor is duly elected and qualified or the earlier of his death, resignation or removal. There are no arrangements or understandings between Mr. Yovanno and any other persons pursuant to which he was selected as a director and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Prior to joining the Company, Mr. Yovanno served as President and Executive Vice President, Technology Solutions at Conversant, Inc. (formerly ValueClick, Inc.), an online marketing company, since April 2011. Prior to that, Mr. Yovanno served as Chief Executive Officer and Director of Gigya, Inc., a developer of social software, from October 2008 until April 2011. From March 2000 until October 2008, Mr. Yovanno held several positions at Conversant, Inc., including Chief Operating Officer of U.S. Media. As the Company’s Chief Executive Officer, Mr. Yovanno will be the general manager of the Company’s business, directing the Company’s management team to achieve strategic, financial and operating goals, and his presence as a member of the Board will bring his knowledge of the Company into the Board’s strategic and policy-making discussions. Additionally, Mr. Yovanno has considerable experience in the Company’s industry that he will bring to the Board.

Concurrently with Mr. Yovanno’s appointment as the Company’s Chief Executive Officer, Christopher Lien ceased to serve as the Company’s Chief Executive Officer, but will continue as the Chairman of the Board. Additionally, the Board appointed Mr. Lien as the Company’s Executive Chairman.

On May 7, 2014, the Company issued a press release announcing the appointment of Mr. Yovanno as Chief Executive Officer of the Company. The press release is being attached as Exhibit 99.2 to this Current Report on Form 8-K.

(d)

The information set forth above under Item 5.02(c) is hereby incorporated by referenced into this Item 5.02(d).

(e)

In connection with Mr. Yovanno’s appointment as Chief Executive Officer, Mr. Yovanno and the Company entered into an offer letter providing for the terms of Mr. Yovanno’s employment with the Company (the “Offer Letter”). Pursuant to his Offer Letter, Mr. Yovanno will be entitled to receive an annualized base salary of $400,000 and will be eligible to receive an annual bonus of $200,000 per year pursuant to the Company’s 2014 Executive Bonus Plan (the “2014 Bonus Plan”) based 100% on the achievement of the corporate goals set forth under the 2014 Bonus Plan.

The Company also will reimburse Mr. Yovanno for (i) costs Mr. Yovanno incurs for weekly travel to and from his home in Ventura to the Company’s office in San Francisco, not to exceed $15,000.00 per year and (ii) rent for an apartment in San Francisco, not to exceed $6,300.00 per month. Each month, the Company will pay Mr. Yovanno a tax bonus equal to all applicable withholding and payroll taxes required by law to be paid by Mr. Yovanno with respect to the income Mr. Yovanno realizes upon the Company’s reimbursement of Mr. Yovanno’s rent and commuting expenses plus a cash payment in an amount such that, after subtracting all applicable federal, state and local income and withholding taxes with respect to the tax bonus (calculated based on the highest marginal tax rate applicable to Mr. Yovanno for 2014), the amount retained by Mr. Yovanno from the tax bonus and the cash payment, equals the tax bonus.

Additionally, on May 4, 2014, the Board approved:

•	The grant of an option to purchase 900,000 shares of the Company’s common stock (the “Stock Option”) to Mr. Yovanno, pursuant to the Company’s 2013 Equity Incentive Plan, with an exercise price per share equal to the closing price per share of the Company’s common stock on The New York Stock Exchange as of May 12, 2014. The Stock Option will vest over a four-year period with 25% of the shares vesting on the first anniversary of the grant date and the remaining shares vesting monthly thereafter for the following thirty-six (36) months until all of the shares subject to the Stock Option are fully vested, for so long as Mr. Yovanno is providing services to the Company.

•	The grant of 90,000 restricted stock units settleable in the Company’s common stock (the “RSUs”) to Mr. Yovanno, pursuant to the Company’s 2013 Equity Incentive Plan. The RSUs will vest over a four-year period with 25% of the shares vesting on the first anniversary of the grant date and the remaining shares vesting quarterly thereafter for the following twelve (12) quarters until all of the RSUs are fully vested, for so long as Mr. Yovanno is providing services to the Company.

Pursuant to his Offer Letter, Mr. Yovanno also entered into the Company’s standard form of Indemnification Agreement and standard form of Severance and Change in Control Agreement (the “Severance and Change in Control Agreement”) applicable to all of the Company’s executive officers. Pursuant to the Severance and Change in Control Agreement, if Mr. Yovanno’s employment is terminated without Cause (as defined in the Severance and Change in Control Agreement), Mr. Yovanno shall be entitled to receive severance benefits equal to nine months of Mr. Yovanno’s then current annual base salary and monthly benefits premium under COBRA for nine months. Mr. Yovanno’s Severance and Change in Control Agreement also provides that if Mr. Yovanno’s employment is terminated without Cause or if Mr. Yovanno resigns for Good Reason (as defined in the Severance and Change in Control Agreement) within 3 months before or 12 months following a Change in Control (as defined in the Severance and Change in Control Agreement) of the Company, Mr. Yovanno shall be entitled to receive severance benefits equal to nine months of Mr. Yovanno’s then current annual base salary and monthly benefits premium under COBRA for nine months. In addition, the shares underlying all equity awards held by Mr. Yovanno immediately prior to his termination shall become vested and exercisable in full.

The description of Mr. Yovanno’s compensation arrangements set forth herein is qualified in its entirety by reference to the full text of the Offer Letter and the form of Severance and Change in Control Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title

10.1	Offer Letter, dated May 4, 2014, between Marin Software Incorporated and David A. Yovanno.

10.2	Form of Severance and Change in Control Agreement between Marin Software Incorporated and each of the executive officers. (Incorporated by reference to Exhibit 10.9 filed with Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 11, 2013.)

99.1	Press release of Marin Software Incorporated announcing earnings results, dated May 7, 2014.

99.2	Press release of Marin Software Incorporated announcing the appointment of David A. Yovanno as Chief Executive Officer and a director, dated May 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marin Software Incorporated

Date: May 7, 2014	By:	/s/ John A. Kaelle
John A. Kaelle
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

10.1	Offer Letter, dated May 4, 2014, between Marin Software Incorporated and David Yovanno.

10.2	Form of Severance and Change in Control Agreement between Marin Software Incorporated and each of the executive officers. (Incorporated by reference to Exhibit 10.9 filed with Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 11, 2013.)

99.1	Press release of Marin Software Incorporated announcing earnings results, dated May 7, 2014.

99.2	Press release of Marin Software Incorporated announcing the appointment of David A. Yovanno as Chief Executive Officer and a director, dated May 7, 2014.